PROMISSORY NOTE

$3,500,000.00	November 30, 2008
Indianapolis, Indiana

1.             Agreement to Pay.  FOR VALUE RECEIVED, FORTUNE INDUSTRIES II, INC. (“Borrower”), hereby promises to pay to the order of FORTUNE INDUSTRIES, INC., and its assigns (“Lender”), the principal sum of Three Million Five Hundred Thousand Dollars and Zero Cents ($3,500,000.00) (“Loan”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time without relief from valuation or appraisement laws.

2.             Interest Rate.

2.1           Interest Prior to Default.  Interest shall accrue on the outstanding principal balance of this Note from the date hereof through November 30, 2011 (the “Maturity Date”) at an annual interest rate equal to the Prime Rate (as hereinafter defined) plus one percent (1%) (the “Loan Rate”).

2.2           Prime Rate.  The term “Prime Rate” means, with respect to a loan, the rate per annum determined by the Lender and equal to the prime rate per annum as such interest rate is referenced and reported by the Wall Street Journal or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as the Lender may reference from time to time.  The Prime Rate shall be adjusted by the Lender, as necessary, at the end of each month during the term hereof.  The Prime Rate as of November 30, 2008 is four percent (4%).

2.3           Interest After Default.  From and after the Maturity date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (“Default Rate”) equal to three percent (3%) plus the Loan Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law.  The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

2.4           Interest Calculation.  Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.

3.             Payment Terms.

3.1           Principal and Interest.  Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)           Commencing on December 30, 2008 and on the thirtieth (30th) day of each calendar month thereafter, accrued interest shall be due and payable.

(b)           Commencing on December 30, 2009 and on the thirtieth (30th) day of each calendar month thereafter for a period of twelve (12) months, principal payments in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) shall be due and payable.

(c)           Commencing on December 30, 2010 and on the thirtieth (30th) day of each calendar month thereafter, principal payments in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) shall be due and payable.

(d)           The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder shall be due and payable in full at the Maturity Date.

3.2           Application of Payments.  Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable, (e) fifth, to any other amounts then due Lender hereunder, and (f) last, to the unpaid principal balance of this Note.  Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent payment of interest due hereunder.  After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.

3.3           Method of Payments.  All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing.  Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected.  Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other final funds.

3.4           Prepayment.  If, for any reason, the Loan is paid prior to the last business day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of the Loan will be accompanied by the amount of accrued interest on the amount prepaid.

3.5           Interest Period.  The phrase “Interest Period” shall mean the designated periods for the Loan, which shall be thirty (30) days (collectively, the “Interest Periods” and, individually, “Interest Period”).

4.             Purpose of Loan.  Borrower agrees to use the Loan to purchase shares of the common stock of James H. Drew Corporation, Nor-Cote International, Inc., Fortune Wireless, Inc. and Commercial Solutions, Inc. (the “Purchased Stock”).

5.             Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

5.1           Nonpayment of Obligations.  Any amount due and owing on this Note or any of obligation of Borrower to Lender, whether by its terms or as otherwise provided herein, is not paid within ten (10) days after the date when such payment is due.

5.2           Misrepresentation.  Any oral or written warranty, representation, certificate or statement in this Note or any other agreement with the Lender shall be false when made or at any time.

5.3           Nonperformance.  Any failure by Borrower to perform or default in the performance of any covenant, condition or agreement contained in this Note or any other agreement with Lender.

5.4           Assignment for Creditors.  Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing his inability to pay his debts as they mature; or if a trustee of any substantial part of the assets of Borrower is applied for or appointed.

5.5           Bankruptcy.  Any proceeding involving Borrower is commenced by or against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government.

5.6           Judgments.  The entry of any material judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against Borrower which is not fully covered by insurance.

6.             Remedies.  At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default.  Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.  No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein.  The rights, remedies and powers of the holder hereof, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor thereof, the security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof.  If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

7.             Waivers.  Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally:  (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of Borrower, guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.  This provision is a material inducement for Lender making the Loan to Borrower.

8.            Other General Agreements.

8.1           Time is of the essence hereof.

8.2           This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Indiana.  This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

8.3           This Note has been made and delivered at Indianapolis, Indiana.

8.4           The obligations and liabilities of Borrower under this Note shall be binding upon and enforceable against Borrower and its successors and assigns.  This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

8.5           If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

8.6           If the interest provisions herein shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment.  Notwithstanding the foregoing, however, Lender may at any time and from time to time elect by notice in writing to Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence.  In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof in Indiana for the use or detention of money or for forbearance in seeking its collection.

8.7           Lender may at any time assign its rights in this Note.  Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note effective as of the day and year first written above.

FORTUNE INDUSTRIES II, INC.:

By:	/s/ John F. Fisbeck
John F. Fisbeck, CEO